April 25, 2023 1Q23 QUARTERLY EARNINGS SUPPLEMENT

2 2Ticker: BUSE Special Note Concerning Forward-Looking Statements Statements made in this document, other than those concerning historical financial information, may be considered forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance, and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations, and assumptions of the Company’s management, and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should,” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the Company’s ability to control or predict, could cause actual results to differ materially from those in the Company’s forward- looking statements. These factors include, among others, the following: (i) the strength of the local, state, national, and international economy (including effects of inflationary pressures and supply chain constraints); (ii) the economic impact of any future terrorist threats or attacks, widespread disease or pandemics (including the Coronavirus Disease 2019 pandemic), or other adverse external events that could cause economic deterioration or instability in credit markets (including Russia’s invasion of Ukraine); (iii) changes in state and federal laws, regulations, and governmental policies concerning the Company’s general business (including changes in response to the recent failures of other banks); (iv) changes in accounting policies and practices; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of the London Interbank Offered Rate phase-out); (vi) increased competition in the financial services sector (including from non-bank competitors such as credit unions and fintech companies) and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) the loss of key executives or associates; (ix) changes in consumer spending; (x) unexpected results of current and/or future acquisitions, which may include failure to realize the anticipated benefits of any acquisition and the possibility that transaction costs may be greater than anticipated; (xi) unexpected outcomes of existing or new litigation involving the Company; (xii) fluctuations in the value of securities held in our securities portfolio; (xiii) concentrations within our loan portfolio, large loans to certain borrowers, and large deposits from certain clients; (xiv) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and may withdraw deposits to diversify their exposure; (xv) the level of non-performing assets on our balance sheets; (xvi) interruptions involving our information technology and communications systems or third-party servicers; (xvii) breaches or failures of our information security controls or cybersecurity-related incidents; and (xviii) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect its financial results, is included in the Company’s filings with the Securities and Exchange Commission.

3 3Ticker: BUSE Non-GAAP Financial Information This document contains certain financial information determined by methods other than GAAP. Management uses these non- GAAP measures, together with the related GAAP measures, in analysis of the Company’s performance and in making business decisions, as well as comparison to the Company’s peers. The Company believes the adjusted measures are useful for investors and management to understand the effects of certain non-recurring noninterest items and provide additional perspective on the Company’s performance over time. A reconciliation to what management believes to be the most directly comparable GAAP financial measures—specifically, net interest income, total noninterest income, net security gains and losses, and total noninterest expense in the case of pre- provision net revenue, adjusted pre-provision net revenue, pre-provision net revenue to average assets, and adjusted pre- provision net revenue to average assets; net income in the case of adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, return on average tangible common equity, and adjusted return on average tangible common equity; net interest income in the case of adjusted net interest income and adjusted net interest margin; net interest income, total noninterest income, and total noninterest expense in the case of adjusted noninterest expense, adjusted core expense, efficiency ratio, adjusted efficiency ratio, and adjusted core efficiency ratio; total stockholders’ equity in the case of tangible book value per common share; total assets and total stockholders’ equity in the case of tangible common equity and tangible common equity to tangible assets; portfolio loans in the case of core loans and core loans to portfolio loans; total deposits in the case of core deposits and core deposits to total deposits; and portfolio loans and total deposits in the case of core loans to core deposits— appears below. These non-GAAP disclosures have inherent limitations and are not audited. They should not be considered in isolation or as a substitute for operating results reported in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Tax effected numbers included in these non-GAAP disclosures are based on estimated statutory rates or effective rates as appropriate.

4 4Ticker: BUSE Table of Contents Overview of First Busey Corporation (BUSE) 5 Sizable Business Lines Provide for Innovative Solutions 6 Strong Regional Operating Model 7 Investment Highlights 8 Fortress Balance Sheet 9 High Quality Loan Portfolio 10 High Quality Portfolio: CRE 11 Office Investor Owned CRE Portfolio 12 Top Tier Core Deposit Franchise 13 Granular, Stable Deposit Base 14 Deposit Cost Trends 15 Diversified and Significant Sources of Fee Income 16 Wealth Management 17 FirsTech 18 Net Interest Margin 19 Focused Control on Expenses 20 Robust Capital Foundation 21 Pristine Credit Quality 22 Reserve Supports Credit & Growth Profile 23 Balanced, Low-Risk, Short-Duration Investment Portfolio 24 Actively Managing Asset-Sensitive Balance Sheet 25 Quarterly Earnings Review 26 Earnings Performance 27 Appendix: Experienced Management Team 29 High Quality Portfolio: C&I 30 Fully Integrated Wealth Management Platform 31 Scalable Payment Tech Solutions Platform 32 Continued Investment in Tech Enterprise-Wide 33 Digital Banking Adoption 34 Busey Impact 35 Non-GAAP Financial Information 36

5 5Ticker: BUSE Unwavering Focus on 4 Pillars: ASSOCIATES, CUSTOMERS, COMMUNITIES AND SHAREHOLDERS Overview of First Busey Corporation (BUSE) Company Overview Financial Highlights (1) Non-GAAP calculation, see Appendix (2) Market Data for BUSE updated to close on 4/24/23, per Nasdaq (3) Based on consensus median net income of covering analysts as of 4/24/23 BUSE Stock Price (2) Price Per Share $18.88 Market Cap $1.04B Dividend Yield 5.1% Price/TBV 1.2x Price/NTM (3) 7.6x AMONG THE BEST155+ year old financial institution headquartered in CHAMPAIGN, IL Regional operating model serving 4 regions: NORTHERN, CENTRAL, GATEWAY, FLORIDA $ in millions YE 2021 YE 2022 YTD 1Q23 Total Assets $12,860 $12,337 $12,345 Total Loans (Ex-HFS) $7,189 $7,726 $7,784 Total Deposits $10,769 $10,071 $9,801 Total Equity $1,319 $1,146 $1,199 NPA/Assets 0.17% 0.13% 0.13% Net Interest Margin ¹ 2.49% 2.84% 3.13% Adj. PPNR ROAA ¹ 1.35% 1.44% 1.64% Adj. ROAA ¹ 1.15% 1.06% 1.22% Adj. ROATCE ¹ 14.40% 15.99% 18.48% $16 $18 $20 $22 $24 $26 $28 $30 Mar-22 Jun-22 Sep-22 Dec-22 Mar-23

6 6Ticker: BUSE (1) Consolidated (2) Busey Bank segment, excluding Wealth Management & FirsTech; excludes intracompany eliminations and consolidations (3) Consolidated; Non-GAAP calculation, see Appendix (4) Wealth Management segment (5) LTM total payments processed (6) FirsTech segment; excludes intracompany eliminations Diversified financial holding company with comprehensive and innovative financial solutions for individuals and businesses Sizable Business Lines Provide for Innovative Solutions $11 Billion 8.6% Payments Processed (5) Revenue Growth (YoY) Full suite of diversified financial products for individuals and businesses Wealth & asset management services for individuals and businesses Payment platform that enables the collection of payments across a variety of modules $12.3 Billion Assets (1) 18.5% Adj. ROATCE (MRQ) (3) $11.2 Billion Assets Under Care 42.8% PT Margin (MRQ) $407.4 Million LTM Revenue (2) $54.5 Million LTM Revenue (4) $22.0 Million LTM Revenue (6)

7 7Ticker: BUSE Banking Centers: 3 Deposits: $458.1 million Avg. Deposits Per Branch: $152.7 million 2022-27 Pop. Growth: 6.0% versus U.S. avg. 3.2% Banking Centers: 20 Deposits: $2.8 billion Avg. Deposits Per Branch: $141.3 million 2022 Pop: 2.8 Million Our go-to-market strategy utilizes a regional operating model where we combine the power of commercial & wealth to provide a broad set of solutions for our customers Northern Gateway Central Florida Source: US Census Claritas data as of most recent date available & 2022 FDIC Summary of Deposits Banking Centers: 10 Deposits: $1.9 billion Avg. Deposits Per Branch: $186.9 million Median HHI: $83,335 Banking Centers: 25 Deposits: $5.4 billion Avg. Deposits Per Branch: $215.2 million DMS Rank: Top 4 in four MSAs Strong Regional Operating Model

8 8Ticker: BUSE Investment Highlights ▪ 58 branches across four states: Illinois, Missouri, Indiana, and Florida ▪ Premier commercial bank, wealth management, and payment technology solutions for individuals and businesses ▪ Attractive core deposit to total deposit ratio (97.9%)(1), low cost of non-time deposits (49 bps), and low level of estimated uninsured deposits(2) (27%) at 3/31/23 ▪ Substantial investments in technology enterprise-wide and next generation leadership talent Attractive Franchise that Provides Innovative Financial Solutions Attractive Profitability and Returns ▪ Adjusted ROAA of 1.22%(1) & Adjusted ROATCE of 18.48%(1) for 1Q23 ▪ 1Q23 NIM of 3.13%(1), up from 2.45%(1) in 1Q23 ▪ Adjusted Core Efficiency Ratio 55.6%(1) for 1Q23 ▪ Adjusted diluted EPS $0.65(1) for 1Q23 (incl. impact of $0.6 million net unrealized securities losses) ▪ Quarterly dividend of $0.24 (5.1% yield)(5) Sound Growth Strategy Driven by Regional Operating Model ▪ Organic growth across key business lines driven by regional operating model that aligns commercial, wealth and FirsTech operations ▪ Quarter-over-quarter core loan(3) growth of $58 million (0.8% QoQ growth) and year- over-year core loan(3) growth of $542 million (7.5% YoY growth), principally within existing client relationships ▪ Efficient and right-sized branch network (average deposits per branch of $169 million) ▪ Leverage track record as proven successful acquirer to expand through disciplined M&A Powerful Combination of Three Business Lines Drives Strong Noninterest Income ▪ Significant revenue derived from diverse and complementary fee income sources ▪ Noninterest income / revenue (ex-securities gains/losses)(4) of 27.4% for 1Q23 ▪ Wealth management and payment technology solutions account for 62.0% of noninterest income (ex-securities gains/losses) in 1Q23 ▪ Sizable business lines provide for a full suite of solutions for our clients across their lifecycle BUILT ON A FORTRESS BALANCE SHEET Pristine asset quality, highly diversified loan portfolio, & capital levels significantly in excess of well-capitalized minimums (1) Non-GAAP calculation, see Appendix (2) Estimated uninsured deposits consists of excess of accounts >$250K, less internal accounts and collateralized accounts (incl. preferred deposits) (3) Ex-PPP; Non-GAAP calculation, see Appendix (4) Revenue consists of net interest income plus noninterest income, excluding security gains and losses (5) Based on BUSE closing stock price on 4/24/23

9 9Ticker: BUSE ▪ Capital ratios significantly in excess of well-capitalized minimums ▪ Total RBC of 16.4% and CET1 ratio of 12.2% at 3/31/23 (1) ▪ Provide a more than $450 million buffer above well-capitalized minimums ▪ TCE/TA ratio of 7.05% at 3/31/23 (2) ▪ TBV per share of $15.14 at 3/31/23 (2) Robust Capital Foundation High Quality, Resilient Loan Portfolio ▪ Diversified portfolio, conservatively underwritten with low levels of concentration ▪ Non-performing assets (0.13% of total assets) and classified assets (7.3% of capital (3)) both remain near historically low levels ▪ Reserves remain above initial Day 1 CECL coverage of 1.06% - ACL/Loans: 1.18% | ACL/NPLs: 602.91% ▪ 100 / 300 Test: 40% C&D | 214% CRE ▪ Minimal office CRE located in metro central business districts; substantial majority of office properties are in suburban locations and over 40% of the total office portfolio is medical office ▪ Robust holding company and bank-level liquidity ▪ Strong core deposit franchise ▪ 79.4% loan-to-deposit ratio; 97.9% core deposits (2) ▪ 32.4% of total deposits are noninterest-bearing (33.7% in 4Q22) ▪ Low level of estimated uninsured deposits (4) at 27% of total deposits ▪ Cash & Equivalents + Available-For-Sale Securities carrying value represents 102% of estimated uninsured deposits (4) ▪ Substantial sources of available off-balance sheet contingent funding totaling $3.6 billion, representing an additional 1.4x coverage of estimated uninsured deposits (4) at 3/31/23 ▪ Brokered deposit market continues to remain untapped ▪ Untapped borrowing capacity ($3.6 billion in aggregate): $1.4 billion with FHLB, $0.7 billion with FRB discount window, $0.5 billion with Unsecured Fed Funds lines, $1.0 billion brokered ▪ No utilization of the Fed’s new Bank Term Funding Program Strong Core Deposit Franchise & Ample Liquidity Fortress Balance Sheet (1) Capital ratios are preliminary estimates (2) Non-GAAP calculation, see Appendix (3) Capital calculated as Bank Tier 1 Capital + Allowance for credit losses (4) Estimated uninsured deposits consists of excess of accounts >$250K, less internal accounts and collateralized accounts (incl. preferred deposits)

1010Ticker: BUSE $1,669 $1,690 $1,694 $1,721 $1,628 $354 $355 $368 $360 $345 $2,023 $2,045 $2,062 $2,081 $1,973 53% 53% 52% 53% 51% $1 $501 $1,001 $1,501 $2,001 $2,501 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Retail Commercial % Utilized (total) $ in millions New Originations YTD ■ Approx. 61% of new production was due to growth within existing bank relationships ■ New CRE-I originations had a weighted-avg LTV of 55% High Quality Loan Portfolio (1) Capital is Bank Tier 1 Capital + Allowance for credit losses (2) Based on loan origination (3) Busey loans ex-PPP (4) Excludes credit card & overdraft protection, and includes tranche loan commitments/associated sub notes Loan Portfolio Composition – Q1 2023 Loan Portfolio Regional Segmentation (2) Loans Trend (ex-PPP) Funded Draws & Line Utilization Rate (4) $1,875 $1,912 $1,944 $1,974 $1,936 $3,135 $3,228 $3,279 $3,262 $3,325 $445 $466 $500 $530 $554 $1,786 $1,884 $1,946 $1,959 $1,968 $7,241 $7,490 $7,669 $7,725 $7,783 $0 $1,000,000 $2,000,000 $3,000,000 $4,000,000 $5,000,000 $6,000,000 $7,000,000 $8,000,000 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 C&I CRE Construction Retail Real Estate & Other $ in millions LTM Commercial Growth(3) 6.6% LTM Core Growth(3) 7.5% MRQ Yield on Loans 4.74% Classified Lns / Capital (1) 7.3% Yield on MRQ New & Renewed Production 6.78%

High Quality Loan Portfolio: CRE

Investor Owned CRE Loans by Property Type (1)

$ in thousands Property Type	3/31/23 Balances	% of Total Loans	3/31/23 Classified Balances
Apartments	$613,183	7.9%	$466
Retail	$509,117	6.5%	$7,193
Industrial/Warehouse	$339,236	4.4%	$476
Traditional Office	$284,805	3.7%	$1,121
Student Housing	$253,220	3.3%	$0
Hotel	$197,785	2.5%	$0
Senior Housing	$185,903	2.4%	$2,469
Medical Office	$163,899	2.1%	$0
LAD	$147,233	1.9%	$0
Specialty	$109,574	1.4%	$145
Nursing Homes	$39,272	0.5%	$14,326
Restaurant	$23,760	0.3%	$79
Health Care	$20,000	0.3%	$0
1-4 Family	$18,630	0.2%	$0
Continuing Care Facilities	$14,070	0.2%	$0
Other	$802	0.0%	$0
Grand Total	**$2,920,489**	**37.5%**	**$26,275**

Investor Owned CRE Portfolio[1] (CRE-I)

- Only 0.9% of total CRE-I loans are classified
- Low levels of concentrated exposure – continue to actively monitor CRE-I concentrations vs. internally-defined appetite thresholds
    - 100 / 300 Test: 40% C&D | 214% CRE-I
- Apartments & Student Housing represents 30% of CRE-I
    - 62% WAvg LTV & 60% long-term customers (4+ yrs)

Owner Occupied CRE Loans by Property Type

$ in thousands Property Type	3/31/23 Balances	% of Total Loans	3/31/23 Classified Balances
Industrial/Warehouse	$357,813	4.6%	$4,774
Specialty	$249,498	3.2%	$1,881
Traditional Office	$111,239	1.4%	$461
Medical Office	$106,551	1.4%	$0
Retail	$62,609	0.8%	$2,143
Restaurant	$45,613	0.6%	$53
Nursing Homes	$1,427	0.0%	$0
Health Care	$895	0.0%	$0
Hotel	$608	0.0%	$0
Apartments	$406	0.0%	$0
Other	$270	0.0%	$0
Student Housing	$102	0.0%	$0
Grand Total	**$937,031**	**12.0%**	**$9,312**

Owner Occupied (OOCRE) Portfolio

- Only 1.0% of total OOCRE loans are classified
- OOCRE properties are underwritten to operating cash flow and guidance requires a 1.20x FCCR
- OOCRE have lower risk profiles as they are underwritten to the primary occupying business and are not as exposed to lease turnover risks
- Industrial/Warehouse properties are the largest OOCRE segment, comprising 38% of the OOCRE portfolio while only 4.6% of total loans

(1) Investor owned CRE includes C&D, Multifamily and non-owner occupied CRE

Ticker: BUSE

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1212Ticker: BUSE Office Investor Owned CRE Portfolio Weighted Average DSCR: Weighted Average Debt Yield: WAvg 1-Year Lease Rollover: WAvg 2-Year Lease Rollover: Top Ten Largest Office Loans 1.57 10.1% 9.4% 10.9% Downtown St. Louis 4 Properties with $8.7 million in balances Limited Metro Central Business District Exposure Downtown Chicago No outstanding Office CRE-I in Downtown Chicago Downtown Indy 1 Property with $0.4 million in balances All data as of 3/31/23 $ in thousands Metric Traditional Office Medical Office Top Ten Largest Office Loans CBD Office Exposure Total Balances $284,805 $163,899 $125,358 $9,106 % of CRE-I Portfolio 9.8% 5.6% 4.3% 0.3% % of Office CRE-I Portfolio 63.5% 36.5% 27.9% 2.0% # of Loans 215 76 10 5 Average Loan Size $1,325 $2,157 $12,536 $1,821 Total Classified Balances $1,121 $0 $0 $0 Weighted Avg Current LTV 59% 66% 67% 46%

1313Ticker: BUSE $10,769 $10,592 $10,397 $10,601 $10,071 $9,801$10,808 $10,617 $10,506 $10,577 $10,338 $9,910 66.8% 68.7% 72.1% 72.4% 76.7% 79.4% 50 .0% 55 .0% 60 .0% 65 .0% 70 .0% 75 .0% 80 .0% 85 .0% 90 .0% 95 .0% 10 0.0% $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 2021 Q4 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Retail Commercial Public Other (1) Avg Deposits LDR $ in millions $10,629 $10,451 $10,277 $10,496 $9,950 $9,594 $10,657 $10,474 $10,381 $10,468 $10,225 $9,787 98.7% 98.7% 98.9% 99.0% 98.8% 97.9% 90.0% 95.0% 100.0% 105.0% 110.0% $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 2021 Q4 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Core Deposits Avg Core Deposits Core/Total Deposits $ in millions Top Tier Core Deposit Franchise Deposit Portfolio Composition – Q1 2023 Total Deposits & Loan-to-Deposit Ratio Core Deposits (2) / Total Deposits (1) Other deposits include brokered MMA, brokered CDs, ICS Demand & Savings, CDAR CDs (2) Non-GAAP calculation, see Appendix C k ■ Experienced net deposit outflows into Busey Wealth Management as we continue to adapt to client needs while keeping clients in the Busey ecosystem ■ Public deposits continue to be more demanding on rate and show typical seasonality with balances historically peaking mid-year – specific external pressure from State-sponsored investment programs that are offering rates above where we can borrow in the wholesale market ■ Net inflows of ~$20MM into accounts providing enhanced FDIC protection (ICS, CDARs) ■ Time deposit campaigns generated increased traction and production in the back half of the quarter. Additional deposit campaigns are planned for the second quarter and beyond ■ At 3/31/23, our spot deposit cost was 0.59% for interest bearing non-maturity deposits and 0.81% for total deposits Core Deposits 98% MRQ Avg Cost of Total Deposits 0.60% MRQ Avg Cost of Non-Time Deposits 0.49% Avg Deposits per Branch $169 million Avg Non Maturity Acct Balance at Mar. 31 $35 thousand 1Q23 Deposit Flows & Commentary Majority of deposit flows during 1Q23 were suggestive of normal operating flows, including: tax payments, loan pay downs, asset purchases, partnership distributions, etc. Experienced some flight to above-market rate-payers and immaterial deposit outflows since March 8. Retail was stable as our CD special program was productive.

Granular, Stable Deposit Base

Estimated Uninsured Deposits

Customers with Account Balances totaling $250K+

	2023 Q1
Number of customers	4,802
Median account balance	$477 thousand
Median customer tenure	13.3 years

	2023 Q1
Est. Uninsured Deposits [1]	$2.6 billion
Est. Uninsured [1] / Total Deposits	27%

Deposits Flows by Type



$ in millions
$5,313
$5,216
$5,313
$3,627
$3,570
$3,438
$901
$826
$794
$230
$212
$256
Retail
Commercial
Public
Other [5]
Dec. 31, 2022
March 8, 2023
March 31, 2023

Since March 8, total deposits down

$22 million, or -0.23%

- Majority of Commercial transactions after Mar. 8 suggestive of regular course of business [4]

Percentage of Est. Uninsured Deposits [2] / Total Deposits vs. Peer Group [3]



BUSE
27%

Percentage of Cash + AFS / Est. Uninsured Deposits [2] vs. Peer Group [3]



BUSE
102%

Long-lasting Deposit Relationships that are very granular

As of 3/31/23	Retail	Commercial
# of Accounts	224,000+	33,000+
Avg Balance per account	$24 thousand	$104 thousand
Avg Customer Tenure	16.1 years	12.1 years

(1) Estimated uninsured deposits consists of excess of accounts >$250K, less internal accounts and collateralized accounts (incl. preferred deposits) (2) Data per most recent publicly available as of 4/21/23
(3) Selected peers based in BUSE's current operating regions include: WTFC, ONB, ASB, CBSH, SFNC, HTLF, FRME, FFBC, EFSC, SBCF, SRCE, HBNC, MSBI, SYBT, BY, FMBH, MOFG, LKFN, OSBC
(4) Reviewed all wires, and ACH transactions of $100K+ utilizing NACHA-required transaction description details (5) Other deposits include brokered MMA, brokered CDs, ICS Demand & Savings, CDAR CDs

Ticker: BUSE

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15 15Ticker: BUSE 41 60 156 78 49 0 20 40 60 80 100 120 140 160 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 C o s t o f D e p o s it s ( b p s ) Retail Commercial Public All IB Non-Maturity All Non-Time Deposits Deposit Cost Trends -2% +0% +6% +28% +1% +3% +14% +36% +6% +17% +46% +62% +3% +6% +18% +40% 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Retail Commercial Public All IB Non-Maturity Incremental Quarterly Deposit Betas (2) Quarterly Average Cost of Deposits 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% BUSE Cost of Deposits Effective Fed Funds Rate (Quarter Average) Historical Cost of Deposits, 2015 – Q1 2023 (1) (1) Quarterly effective fed funds per FRED, Federal Reserve Bank of St. Louis. Average during quarter, not seasonally adjusted (2) Deposit betas are calculated based on an average fed funds target rate of 0.92% during 2Q22, 2.35% during 3Q22, 3.82% during 4Q22, and 4.69% during 1Q23 Cumulative Deposit Betas (2) for Tightening Cycle-to-Date 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 T o tal D epo sits 0.08% 0.08% 0.13% 0.32% 0.60% IB N o n-M aturity 0.06% 0.08% 0.17% 0.44% 0.78% N o n-T ime D ep. 0.04% 0.05% 0.11% 0.28% 0.49% 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Retail -5% -1% +1% +6% Commercial -1% +2% +7% +12% Public +6% +14% +27% +33% All IB Non-Maturity +2% +5% +10% +16% Total Deposits -1% +2% +6% +12%

1616Ticker: BUSE 33.8% 29.0% 26.4% 24.2% 27.1% $35.8 $31.0 $30.9 $29.1 $31.8 $70.1 $75.9 $86.3 $91.1 $85.9 $105.9 $106.9 $117.2 $120.2 $117.7 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Noninterest Income Net Interest Income Nonint. Inc. / Total Revenue $ in millions ▪ Noninterest income represented 27.4% of revenue (ex-securities gains/losses) in 1Q23 ▪ Key businesses of wealth management and payment technology solutions contributed 62.0% of noninterest income (ex-securities gains/losses) in 1Q23 ▪ YoY decline in noninterest income primarily attributable to market impact on wealth management fees, lower customer swap revenue, and lower customer services fees due to Durbin Amendment impact that began 7/1/22 ▪ Excluding Durbin Amendment impact of $2.3 million, 1Q23 fees for customer services is up 2% YoY Diversified and Significant Sources of Fee Income Noninterest Income / Total Revenue (1) (1) Includes net security gains and losses Sources of Noninterest Income ▪ Pie Chart excludes net securities gains/losses Noninterest Income Detail 2022 Q1 2023 Q1 YoY Change Wealth Management Fees $15,779 $14,797 -6% Fees for Customer Services $8,907 $6,819 -23% Payment Technology Solutions $5,077 $5,315 +5% Mortgage Revenue $975 $288 -70% Income on Bank Owned Life Insurance $884 $1,652 +87% Net Securities Gains (Losses) -$614 -$616 +0% Other Noninterest Income $4,764 $3,593 -25% Total Noninterest Income $35,772 $31,848 -11% $ in thousands

17 17Ticker: BUSE Wealth Management ▪ Assets Under Care (AUC) of $11.2 billion, a QoQ increase of $146 million ▪ AUC YoY decrease of $1.1 billion was predominantly due to reduction in market valuations and pressured by outsized one-time, nonrecurring outflows in 2022 (e.g., consolidation of large state pension funds into a single manager) ▪ Wealth revenue(1) of $14.9 million, a QoQ increase of 15% and pre-tax net income of $6.4 million, a QoQ increase of 29%, attributable to customary seasonality in farm management income and improving market valuations ▪ Pre-tax profit margin of 42.8% in 1Q23 and 41.7% over the last twelve months ▪ The investment team continues to produce excellent returns, outperforming benchmarks over multiple measurement periods ▪ The team’s blended portfolio outperformed the blended benchmark(1) by 156 bps over the last 12 months ▪ Rate environment attracting more fixed income assets – our fixed income management capabilities are very deep and a real differentiator ▪ Bank + Wealth partnership allows us to better keep customer funds inside our overall ecosystem depending on client needs ▪ Continued overall rotation from low-fee customer exits to acquiring new higher-fee customers ▪ Ongoing account fee structure initiatives expected to generate incremental revenue growth (1) Wealth Management segment (2) Blended benchmark consists of 60% MSCI All-Country World Index / 40% Bloomberg Intermediate Govt/Credit Index Wealth - Assets Under Care Wealth – Revenue & Pre-tax Income (1) $12,329 $11,454 $10,749 $11,062 $11,208 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 $ in millions $15.8 $14.1 $12.5 $13.0 $14.9 $7.5 $6.5 $4.8 $5.0 $6.4 47.6% 46.3% 38.6% 38.2% 42.8% 20. 0% 25. 0% 30. 0% 35. 0% 40. 0% 45. 0% 50. 0% 0 2 4 6 8 10 12 14 16 18 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Revenue Pre-Tax Net Income Pre-Tax Profit Margin $ in millions

1818Ticker: BUSE FirsTech ▪ LTM revenue of $22.0 million, an increase of 9% over the prior twelve-month period ▪ Pipeline continues to build – regularly track progress to adapt go-to-market sales strategies ▪ The value of customized payments-enabled software platforms from an ODFI-sponsored company resonates with potential customers ▪ Average revenue per processing day increased to $91.5 thousand in 1Q23, a YoY increase of 5% (1) Revenue equates to all revenue sources tied to FirsTech and excludes intracompany eliminations (2) Revenue per processing day Revenue Growth (1) LTM 3/31/22 LTM 3/31/23 $22.0 million +8.6%$20.3 million Transactions processed in last twelve months 37 million $11 billion Payments processed in last twelve months Total Revenue Per Day (2) Trend

1919Ticker: BUSE 2.66% 2.91% 3.31% 3.76% 4.05% 2.45% 2.68% 3.00% 3.24% 3.13% 2.41% 2.66% 2.99% 0.22% 0.24% 0.32% 0.53% 0.94% 0.04% 0.02% 0.03% 0.02% 0.01% 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Earning Assets NIM Ex-PPP NIM(2) Cost of Funds Accretion Net Interest Margin Net Interest Margin Bridge – Factors contributing to 11 bps NIM compression during quarter (1) Tax-equivalent adjusted amounts; Non-GAAP, see Appendix (2) Non-GAAP; Ex-PPP NIM removes the balance of PPP loans and associated income as well as the equivalent amount of self-funding noninterest-bearing deposits Net Interest Margin (1)Net Interest Income (1) NIM up: 68 bps vs. 1Q22 3.13%Yields on new loan volume were 51 bps higher than in 4Q22, while net new funding yields (inclusive of line utilization changes) were 62 bps higher Purchase accounting accretion recognition decreased by $0.1 million QoQ Increase in the securities portfolio yield contributed 4 bps of NIM expansion Increasing rate pressure on interest-bearing deposits as the tightening cycle advances and decision to be more proactive with key accounts Net impact of Prime Loan & TruPs Swap Impact from rate pressure on company debt $68.1 $75.3 $85.9 $91.2 $86.0 $1.2 $0.6 $0.8 $0.5 $0.4 $1.3 $0.6 $0.1 $70.6 $76.5 $86.8 $91.7 $86.4 $40,000 $50,000 $60,000 $70,000 $80,000 $90,000 $100,000 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Net Interest Income Accretion PPP Income (net fees + coupon) $ in millions

2020Ticker: BUSE 63.0 60.6 57.6 58.8 56.9 62.2 60.3 56.8 56.8 56.9 59.9 59.0 55.7 55.8 55.6 50.0 52.0 54.0 56.0 58.0 60.0 62.0 64.0 66.0 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Reported Efficiency Ratio Adjusted Efficiency Ratio Adj. Core Efficiency Ratio $64.1 $64.4 $65.6 $67.2 $66.1 $70.4 $69.1 $70.7 $73.7 $70.4 $50.0 $55.0 $60.0 $65.0 $70.0 $75.0 $60.0 $62.0 $64.0 $66.0 $68.0 $70.0 $72.0 $74.0 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Noninterest Exp. $70.4 $69.1 $70.7 $73.7 $70.4 Unfunded Provision $1.1 ($0.3) ($0.3) ($0.5) ($0.6) Acq./Restructuring Exp. $0.8 $0.3 $1.0 $2.4 $0.0 Intangible Amort. $3.0 $3.0 $2.9 $2.8 $2.7 NMTC Amort. $1.3 $1.7 $1.7 $1.7 $2.2 Adj. Core Exp. (1) $64.1 $64.4 $65.6 $67.2 $66.1 Noninterest Exp. Adj. Core Exp. (1) $ in millions 1,531 1,346 1,463 1,497 1,473 2019 YE 2020 YE 2021 YE 2022 YE 2023 Q1 Focused Control on Expenses (1) Non-GAAP, see Appendix; adjusted core expenses exclude amortization of intangible assets, provision for unfunded commitments, acquisition/restructuring related charges, and NMTC amortization ▪ Adjusted core expenses(1) of $66.1 million in 1Q23 ▪ Continue to be mindful and diligent on expenses, restricting new hires by targeting critical replacements; focusing on harvesting investments made over the last several quarters ▪ QoQ expense decrease in part attributable to lower business development & marketing expenses, partially offset by increased FDIC insurance costs ▪ Over the prior 2+ years, we have been purposeful in our efforts to rationalize our expense base, to include: ▪ During 4Q22, implemented a targeted restructuring & efficiency optimization plan (projected to generate annual salary & benefits savings of $4.0 to $4.1 million) ▪ Reduced branch count from 87 (proforma for Glenview State Bank) to 58, while increasing average deposits per branch from $113 million at 9/30/20 to $169 million at 3/31/23 ▪ $7.6 million of average earning assets per employee for 1Q23 Noninterest Expense Efficiency Ratio (1) Full-Time Equivalents (FTE)

2121Ticker: BUSE $851 $876 $896 $904 $907 $494 $577 $535 $554 $580 15.8% 16.6% 16.0% 16.1% 16.4% 10% 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Well Cap Min Excess over Min Total Capital Ratio Min Ratio $ in millions $1,086 $1,105 $1,130 $1,156 $1,178 8.8% 9.0% 9.1% 9.5% 9.7% 4% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% $1,000 $1,020 $1,040 $1,060 $1,080 $1,100 $1,120 $1,140 $1,160 $1,180 $1,200 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Tier 1 Capital Leverage Ratio Min Ratio $ in millions $856 $802 $749 $791 $845 7.0% 6.7% 6.2% 6.6% 7.1% 11.9% 11.8% 11.8% 12.0% 12.2% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10. 0% 11. 0% 12. 0% 13. 0% $600 $650 $700 $750 $800 $850 $900 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 TCE TCE Ratio CET1 Ratio $ in millions Robust Capital Foundation (1) Non-GAAP calculation, see Appendix (2) 1Q23 capital ratios are preliminary estimates .. Tangible Common Equity (1) & CET1 Ratios (2) Total Capital Ratio (2) Leverage Ratio (2) Consolidated Capital as of 3/31/23 (2) $ in millions Common Equity Tier 1 Ratio Tier 1 Capital Ratio Total Capital Ratio Capital Ratio 12.2% 13.0% 16.4% Minimum Well Capitalized Ratio 6.5% 8.0% 10.0% Amount of Capital $1,104 $1,178 $1,487 Well Capitalized Minimum $589 $725 $907 Excess Amount over Minimum $515 $453 $580

2222Ticker: BUSE $6,470 $7,007 $6,970 $7,619 $7,711 0.11% 0.12% 0.03% 0.01% 0.04% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% $4,000 $4,500 $5,000 $5,500 $6,000 $6,500 $7,000 $7,500 $8,000 2019 YE 2020 YE 2021 YE 2022 YE 2023 Q1 Avg Loans NCOs/Avg Loans $ in millions $1,099 $1,155 $1,329 $1,398 $1,418 9.7% 8.5% 6.9% 7.7% 7.3% 0.0% 5.0% 10. 0% 15. 0% 20. 0% 25. 0% 30. 0% $0 $200 $400 $600 $800 $1, 000 $1, 200 $1, 400 2019 YE 2020 YE 2021 YE 2022 YE 2023 Q1 Bank Tier 1 Capital + ALLL Classified/Capital $ in millions Pristine Credit Quality ▪ Conservative underwriting leads to pristine credit quality ▪ CRE factors of DSCR, Debt Yield, & LTV stressed for effective gross income decline and interest & cap rate stress ▪ C&I factors including core, operating, traditional cash flows, working capital, and leverage ratios that each are stressed for rate hikes, historical revenue volatility, and a rigorous breakeven analysis ▪ Strong portfolio management that identifies early warning indicators and proactively engages the special assets group early in the credit review process (special assets group has remained intact since the 2008-2009 recession) ▪ Non-performing asset, classified asset, and net charge-off ratios remain near historically low levels ▪ Company-wide attention to changing economic environment and potential impact on credit ▪ LTM net charge-offs total $2.3 million, which equates to 0.03% of LTM average loans (1) Capital calculated as Busey Bank Tier 1 Capital + Allowance for credit losses NPAs / Assets Classifieds / Capital (1) NCOs / Average Loans $9,696 $10,544 $12,860 $12,337 $12,345 0.34% 0.27% 0.17% 0.13% 0.13% 2019 YE 2020 YE 2021 YE 2022 YE 2023 Q1 Assets % NPAs/Assets $ in millions

2323Ticker: BUSE $6,687 $6,368 $7,114 $7,725 $7,783 0.80% 1.59% 1.24% 1.19% 1.18% 2019 YE 2020 YE 2021 YE 2022 YE 2023 Q1 Ex-PPP Loans Allowance/Ex-PPP Loans $ in millions $29,507 $24,301 $16,852 $15,740 $15,214 182% 416% 522% 582% 603% 100% 200% 300% 400% 500% 600% $0 $5, 000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 2019 YE 2020 YE 2021 YE 2022 YE 2023 Q1 NPLs Allowance/NPLs $ in thousands Reserve Supports Credit & Growth Profile Allowance / NPLs Allowance / NPAs Allowance / Loans (ex-PPP) ▪ Reserve to loans of 1.18% (ex-PPP) ▪ Day 1 CECL coverage was 1.06% ▪ Non-performing loan balances remain near historically low levels and decreased by $0.5 million QoQ ▪ Reserves to NPLs now equal to 603% $32,564 $28,872 $21,268 $16,590 $15,973 165% 350% 413% 552% 574% 100% 150% 200% 250% 300% 350% 400% 450% 500% 550% 600% $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 2019 YE 2020 YE 2021 YE 2022 YE 2023 Q1 NPAs Allowance/NPAs $ in thousands

2424Ticker: BUSE $4,078 $3,941 $3,824 $3,702 $3,582 1.80% 1.92% 2.13% 2.34% 2.48% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% $2,500 $2,700 $2,900 $3,100 $3,300 $3,500 $3,700 $3,900 $4,100 $4,300 $4,500 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Amortized Cost Tax Equivalent Yield$ in millions Balanced, Low-Risk, Short-Duration Investment Portfolio ▪ BUSE carried $908 million in held-to-maturity (HTM) securities as of 3/31/23 ▪ Transferred a portion of the portfolio comprised of Agency RMBS & CMBS from available-for-sale (AFS) to HTM during 1Q22 ▪ The duration of the securities portfolio including HTM is 4.1 years and our fair value duration, which excludes the HTM portfolio, is 3.8 years ▪ After-tax net AFS unrealized loss position of $200 million ▪ Based on the current 5-year forward curve we estimate that by YE 2023 our AOCI will increase by $70 to $75 million after-tax which would equate to a positive increase in our TBV per share of $1.25 to $1.34 ▪ Carrying value of investment portfolio is 27% of total assets ▪ Projected remaining 2023 roll off cash flow (based on static rates) of $311 million at ~1.69% yield ▪ Over the last five quarters the investment portfolio’s amortized cost has reduced by $496 million as balance sheet rotation into loans continues Securities Portfolio – Amortized Cost vs. TE Yield All Mortgage-Backed Securities & Collateralized Mortgage Obligations are Agency 89% of Municipal holdings rated AA or better and 8% rated A 100% of Corporate holdings are investment grade Collateralized Loan Obligation portfolio consists of 86% rated AAA and 14% rated AA Investment Portfolio Composition – Q1 2023 AFS % of Book Value 75% HTM % of Book Value 25%

Actively Managing Asset-Sensitive Balance Sheet

- Balance sheet remains asset-sensitive, working towards becoming more rate neutral
  - A +100 bps rate shock for Year 1 is down to +2.1% from +3.0% in 4Q22
  - A -100 bps rate shock for Year 1 is -2.9%; up from -3.9% in 4Q22
- Continue to evaluate off-balance sheet hedging strategies as well as embedding rate protection in our asset originations to provide stabilization to net interest income in lower rate environments
- Vigilant focus on pricing discipline for both loans and deposits
  - 6% of deposits are indexed/floating rate
  - 39% of loan portfolio reprices in one year

Annual % Change in Net Interest Income under Shock Scenarios

Rate Shock	Year 1	Year 2
+200 bps	+4.3%	+5.6%
+100 bps	+2.1%	+2.8%
-100 bps	-2.9%	-4.1%
-200 bps	-6.0%	-8.5%

Balance sheet is projected over one- & two-year time horizons and net interest income is calculated under current market rates assuming permanent instantaneous shifts

Repricing / Maturity Structures of Portfolio Loans



Within 1 Year
39%
1-2 Years
6%
2-3 Years
7%
3-5 Years
21%
5+ Years
27%

Deposit Betas [1] in Last Tightening Cycle vs. Current ALCO Model Forecast



ALCO Model Forecast - Peak NM Deposits Beta, 31%
ALCO Model Forecast - Peak Total Deposits Beta, 27%
21%
26%
16%
12%
3Q15 - 2Q19
(+225 bps move in FF)
1Q22 - 1Q23
(+475 bps move in FF)
IB Non-Maturity Beta
Total Deposit Beta

- Peak IB NM deposit beta increased from 30% to 31% and peak total deposit beta increased from 20% to 27%
- Increase in estimated betas driven by change in deposit mix
- Peak beta now expected to occur in 2Q24 vs. prior forecast of 4Q23

(1) Deposit betas are calculated based on an average fed funds target rate of 4.69% during 1Q23

Ticker: BUSE

25

2626Ticker: BUSE ▪ Net interest income was $85.9 million in 1Q23 vs. $91.1 million in 4Q22 and $70.1 million in 1Q22 ▪ Net interest margin (1) was 3.13% in 1Q23, compression of 11 bps vs. 3.24% in 4Q22 ▪ Primary factors contributing to the quarter’s NIM compression was increased funding costs on interest- bearing deposits (24 bps decrease) and company debt (16 bps decrease), offset partially by the growth of the loan portfolio combined with higher new volume rates & repricing rates (28 bps increase) Net Interest Income Noninterest Income ▪ Noninterest income (ex-securities gains/losses) of $32.5 million in 1Q23, representing 27% of revenue ▪ Wealth management fees of $14.8 million in 1Q23, up from $13.0 million in 4Q22 and down 6% YoY driven primarily by reduction in market valuations ▪ Payment tech solutions revenue of $5.3 million in 1Q23, up from $5.0 million in 4Q22 and up 5% YoY ▪ Fees for customer services of $6.8 million in 1Q23, down from $7.0 million in 4Q22 and down 23% YoY, attributable to the impact from the Durbin Amendment ($2.3 million impact in 1Q23) ▪ Adjusted noninterest expense (1) (ex-amortization of intangible assets, one-time acquisition and restructuring related items) of $67.7 million in 1Q23, resulting in a 56.9% adjusted efficiency ratio (1) ▪ Adjusted core expense (1) of $66.1 million (ex-amortization of intangible assets, one-time items, unfunded commitment provision, and NMTC amortization) in 1Q23, equating to 55.6% adjusted core efficiency ratio (1) Noninterest Expense Provision ▪ $1.0 million loan loss provision expense ▪ $0.6 million negative provision for unfunded commitments (captured in other noninterest expense) ▪ Net charge offs of $0.8 million in 1Q23 ▪ Adjusted net income of $36.8 million or $0.65 per diluted share (1) (includes impact of $0.6 million net unrealized securities losses), a 25% increase compared to 1Q22 ▪ Adjusted pre-provision net revenue of $49.5 million (1.64% PPNR ROAA) in 1Q23 (1) ▪ 1.22% Adjusted ROAA and 18.48% Adjusted ROATCE in 1Q23 (1) Earnings Quarterly Earnings Review (1) Non-GAAP, see Appendix Taxes ▪ 1Q23 effective tax rate of 20.6%

2727Ticker: BUSE 0.29% 1.50% 2.98% 4.30% 4.87% 2.28% 2.92% 4.22% 4.41% 4.06% 2.42% 3.01% 4.06% 3.99% 3.60% 2.32% 2.98% 3.83% 3.88% 3.48% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 3/31/22 6/30/22 9/30/22 12/31/22 3/31/23 SOFR 2-yr UST 5-yr UST 10-Yr UST Earnings Performance (1) Non-GAAP calculation, see Appendix (2) Per FRED, Federal Reserve Bank of St. Louis Adjusted ROAA & Adjusted ROATCE (1) Adjusted Pre-Provision Net Revenue / Avg. Assets (1) Adjusted Net Income & Earnings Per Share (1) Historical Key Rates (2) $39.4 $41.3 $48.8 $50.0 $49.5 1.26% 1.33% 1.54% 1.61% 1.64% 1.00% 1.20% 1.40% 1.60% 1.80% 2.00% $0. 0 $10.0 $20.0 $30.0 $40.0 $50.0 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Adj. PPNR Adj. PPNR / Avg Assets $ in millions 13.0% 14.6% 17.8% 19.0% 18.5% 0.93% 0.97% 1.15% 1.17% 1.22% 0.30% 0.50% 0.70% 0.90% 1.10% 1.30% 1.50% 1.70% 0.0% 2.0% 4.0% 6.0% 8.0% 10. 0% 12. 0% 14. 0% 16. 0% 18. 0% 20. 0% 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Adj. ROATCE Adj. ROAA $29.1 $30.1 $36.4 $36.3 $36.8 $0.52 $0.54 $0.65 $0.65 $0.65 $0. 00 $0. 20 $0. 40 $0. 60 $0. 80 $1. 00 $1. 20 $0. 0 $5. 0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Adj. Net Income Adj. EPS $ in millions

2828Ticker: BUSE APPENDIX

2929Ticker: BUSE Joined Busey in 2006 and led various finance functions prior to serving as CFO/COO and now Bank President/CEO & FirsTech President/CEO. Mr. Elliott has played instrumental roles in executing various strategic and growth initiatives. Before joining Busey, Mr. Elliott worked for Ernst & Young. Has served as President & CEO of First Busey since 2007 and became Chairman of the Board effective July 2020. Mr. Dukeman was President & CEO of Main Street Trust from 1998 until its merger with First Busey in 2007. His 40 years of diverse financial services experience and extensive board involvement brings a conservative operating philosophy and a management style that focuses on Busey’s associates, customers, communities and shareholders. Robin N. Elliott President & CEO, Busey Bank President & CEO, FirsTech Experienced Management Team Joined Busey in January 2020 with nearly 25 years of financial leadership experience. Previously, Ms. Bowe served as Senior Director of Operational Risk Program Management at KeyBank. Ms. Bowe offers experience in M&A due diligence, effective navigation of key risk areas and dedication to continuous improvement towards enterprise-wide risk management strategies. Monica L. Bowe EVP & Chief Risk Officer Joined Busey in December 2011 and has over 40 years of legal experience. Prior to joining Busey, he was a partner in the law firm of Meyer Capel, where he specialized in serving the financial services industry. John J. Powers EVP & General Counsel Joined Busey in 2008 and now leads many areas, including: corporate strategy, marketing & communications, community relations, human resources, as well as M&A integration and other key projects and strategic initiatives. Prior to joining Busey, Mrs. Randolph worked for 10+ years with CliftonLarsonAllen LLP. Amy L. Randolph Chief of Staff & EVP of Pillar Relations Joined Busey in 1984, serving in the role of Vice Chairman of Credit, Chief Banking Officer or Chief Credit Officer since 2010 and chairing all Credit Committees. Mr. Plecki previously served as COO, President & CEO of Busey Wealth Management, and EVP of the Florida and Champaign markets. Prior to the 2007 merger with First Busey, he served in various management roles at Main Street Trust. Robert F. Plecki, Jr. EVP & Vice Chairman of Credit Joined Busey in 2011 and has over 15 years of experience in the banking industry. Before being named President of Credit and Bank Administration in 2022, he served as Co-Chief Banking Officer for two years. Mr. Jorstad has also held the role of Regional President for Commercial Banking – overseeing business banking efforts, including Agricultural, Commercial, Construction and Real Estate financing. Chip Jorstad EVP & President of Credit and Bank Administration Joined Busey in 2021 where he focuses on developing strategic growth opportunities and product development with an emphasis on well-capitalized banking. Prior to Busey, Mr. Mayberry was with PNC, serving as EVP & Director of Strategy and Planning for the Commercial Bank. With over 30 years of financial and commercial banking experience, he previously served as the Midwest Business Banking Regional Executive and National Sales Leader of Treasury Services for JPMorgan Chase. Willie B. Mayberry EVP & President of Regional Banking Joined Busey in 2021, leading the team that provides asset management, investment and fiduciary services to individuals, businesses and foundations. Mr. Burgess formerly served as President of Commerce Brokerage Services, Inc., and was Director of Business Development for the east region of Commerce Trust Company. Previously, he served as Vice President of Sales Operations for Fisher Investments in Woodside, California. Jeff D. Burgess EVP & President of Busey Wealth Management Joined Busey in August 2019, bringing his nearly 20 years of investment banking and financial services experience to Busey. Mr. Jones previously served as Managing Director and Co-Head of Financial Institutions at Stephens Inc. Mr. Jones began his career in the Banking Supervision and Regulation division of the Federal Reserve. Jeffrey D. Jones EVP & CFO Joined Busey in June 2022 to lead the Consumer, Community, Mortgage and Digital Banking teams. Mr. Sheils’ nearly years of banking experience includes serving as the Head of Retail Banking at MB Financial. Prior to his shift to retail, he led teams in Commercial Banking at MB Financial and at LaSalle Bank. Mr. Sheils brings seasoned expertise in consumer and small business strategy, call center management, retail operations, deposit and income growth, product development and enhancing digital options. Joseph A. Sheils EVP & President of Consumer and Digital Banking Van A. Dukeman Chairman, President & CEO, First Busey Corp.

3030Ticker: BUSE $1,875 $1,912 $1,944 $1,973 $1,936 $1,500 $1,550 $1,600 $1,650 $1,700 $1,750 $1,800 $1,850 $1,900 $1,950 $2,000 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 $ in millions High Quality Loan Portfolio: C&I ▪ 24.9% of total loan portfolio (ex-PPP loans) ▪ All C&I loans are underwritten to 1.20x FCCR requirement and RLOCs greater than $1 million require a monthly borrowing base ▪ Diversified portfolio results in low levels of concentrated exposure ▪ Top concentration in one industry (manufacturing) is 16% of C&I loans, or 4% of total loans ▪ Only 3.2% of C&I loans are classified ▪ Majority of manufacturing classified balances are comprised of two credits ($26 million outstanding) that were downgraded from special mention to classified during 2Q22 & 4Q22 (1) Ex-PPP loan totals include purchase accounting, FASB, overdrafts, etc. C&I Loans by Sector Total C&I Loans (1) $ in thousands NAICS Sector 3/31/23 Balances (ex-PPP) % of Total Loans 3/31/23 Classified Balances Manufacturing $306,714 3.9% $31,859 Finance and Insurance $228,276 2.9% $0 Real Estate Rental & Leasing $196,230 2.5% $1,648 Wholesale Trade $193,720 2.5% $196 Educational Services $168,228 2.2% $94 Construction $162,007 2.1% $984 Health Care and Social Assistance $111,670 1.4% $15,137 Transportation $101,852 1.3% $0 Agriculture, Forestry, Fishing, Hunting $92,597 1.2% $1,400 Food Services and Drinking Places $79,865 1.0% $10 Public Administration $63,518 0.8% $0 Arts, Entertainment, and Recreation $53,657 0.7% $2,060 Retail Trade $50,544 0.6% $3,104 Other Services (except Public Admin) $47,490 0.6% $44 Professional, Scientific, & Tech Svcs $43,900 0.6% $4,189 Administrative and Support Services $15,071 0.2% $337 Waste Management Services $7,790 0.1% $0 Mining, Quarrying, Oil & Gas Extract. $7,128 0.1% $0 Information $3,227 0.0% $0 Management of Cos. and Enterprises $1,125 0.0% $0 Utilities $755 0.0% $0 Grand Total $1,935,364 24.9% $61,062

3131Ticker: BUSE Fully Integrated Wealth Management Platform Our wealth management business provides effective and high-touch solutions for high-net-worth individuals. Our clients work with a dedicated team of financial professionals, with each team member bringing their specialized focus to add value to each client’s personal situation. With financial planning at the core of our client experience, we leverage the collective expertise of the team to streamline the delivery of our investment strategy and holistic wealth services, in a cohesive, consolidated manner. Six Distinct Teams Private Wealth Advisor Wealth Planning Private Client Legacy Planning Tax Planning & Preparation Portfolio Management ▪ Concierge banking with one point of contact ▪ Complete and simplified coordination of all banking needs ▪ Tax-advantaged retirement savings maximization ▪ Goal tracking, projections & stress testing ▪ Deduction maximization & tax- advantaged savings strategies ▪ 1040 & 1041 preparation by in-house team ▪ Philanthropic advisory ▪ Tax-efficient wealth transfer & asset protection ▪ Institutional approach ▪ Corporate retirement plan advisory ▪ Consistent track record of outperformance ▪ Risk-return optimization ▪ Specialized strategies for tax efficiency

Scalable Payment Technology Solutions Platform

Renew & Expand Core Business

- Money movement that allows our customers to accelerate revenue realization
- Frictionless payments across FirsTech's omnichannel, single vendor solution, online and offline
- Securely protects customers – FirsTech subject to Bank Regulatory Compliance and Audits
- Use the bank as a lab to build & perfect products for our customers

Primary Core Verticals – Highly Regulated Industries

- Utilities
- Telecom
- Insurance
- Municipalities

Primary BaaS Vertical

- Community Banks & Credit Unions

Innovating for Growth

BaaS Solution

- Out-of-the-box personalized payment solution with attractive & adaptive UX
- API connection to customer's existing core for seamless integration
- Revenue generated from one-time setup fee, recurring SaaS fee, and revenue share per transaction above certain processing thresholds

SMB Vertical

- Turnkey application that enables customers to move to an ecommerce platform & accept payments
- Strategy of leading with Merchant Processing equipment sales, then demonstrate value of upgrading to ecommerce platform to existing customers

FirsTech's customized payments platform


Company Logo
Payment Center
Welcome, John
Upcoming Payments
$140.86
Payment Activity
Saved Payment Methods
Robert's Saving

Ticker: BUSE

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Continued Investment in Technology Enterprise-Wide

LTM Tech Investment Highlights

Investment Legend
- Enhanced Customer Experience (yellow)
- Scale & Efficiency Upgrades (blue)

2022

Q2
- Mortgage eClosing option integrated into retail platforms; has reduced the loan closing process time by 75%+
- Launched dedicated Busey Wealth Management mobile app

Q3
- Upgraded treasury management solution for more robust customer functionality & more detailed internal reporting
- Launched new IT security operations partnership that enhanced 24x7x365 support for monitoring of security alerts & events, incident response & remediation

Q4
- Debuted an incentivized program that allows associates to "pitch" their ideas for efficiency improvements to Busey leaders, who will select winning applicants each quarter
- Implemented software & hardware management databases, enhancing monitoring of assets & licenses and automating ongoing maintenance & ordering

2023

Q1
- Migrated all telephony infrastructure to the cloud, enhancing video & audio quality and reducing telecom expenses & the amount of internal hardware/resources needed to support our telephony system
- Completed final phase of disaster recovery environment migration to the cloud

Future 2023 Projects
- Launch an omnichannel deposit account opening solution that will allow customers to open accounts online or in person at a branch – the solution will be easy to use and provide a seamless experience for customers, regardless of how they choose to open an account
- Implement a virtual service agent to expand self-service opportunities and improve chat capabilities for retail customer care
- Introduce advanced reporting and analytics that will empower our business lines to grow sales by providing them with enhanced knowledge of their customers' behaviors

Ticker: BUSE

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3434Ticker: BUSE 1,006,997 1,065,425 1,082,055 1,048,859 1,061,547 900,000 920,000 940,000 960,000 980,000 1,000,000 1,020,000 1,040,000 1,060,000 1,080,000 1,100,000 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Total Consumer 564 581 618 671 500 520 540 560 580 600 620 640 660 680 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Mobile QAU 2,503 2,512 2,526 2,538 2,200 2,250 2,300 2,350 2,400 2,450 2,500 2,550 2,600 2,650 2,700 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Online Banking QAU 109,748 108,834 110,689 112,230 90,00 95,00 100, 00 105, 00 110, 00 115, 00 120, 00 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Online Banking MAU 84,007 85,481 86,762 88,358 70,000 72,000 74,000 76,000 78,000 80,000 82,000 84,000 86,000 88,000 90,000 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Mobile MAU Total Consumer Mobile & Online activity includes remote deposits, transfers, bill pay, and Zelle transactions Rising Digital Banking Adoption Customer base increasingly relying on self-service features (1) Customer has logged in at least once in the 30 days preceding period-end (2) Customer has logged in at least once in the 90 days preceding period-end Consumer Monthly Active Users (1) Commercial Quarterly Active Users (2) Consumer Mobile & Online Transaction Activity (Counts, actual) Mobile engagement of customers continues growth trajectory as online banking reaches maturity stage Busey Mobile App 493 thousand total IVR calls over the last 12 months, handling a wide array of customer inquires immediately & efficiently Interactive Voice Response Activity 62% of mortgage closings completed via eClose since launch of offering in 2Q22 - eClosings greatly enhance CX, reducing avg closing time to 10 minutes vs. 1 hour Mortgage eClosings

3535Ticker: BUSE Busey Impact: ESG and Corporate Responsibility Building on 155 Years of Civic Engagement, Corporate Responsibility and Positive Impacts • Providing over $25 million in green financing since 2021 (1), including energy efficiency improvements, historic preservation and commercial solar development. • Through its robust Corporate Sustainability Program, between 2021 and 2022 First Busey recycled over 16,000 pounds of waste and conserved over 60,000 gallons of water. • First Busey participated in several climate change initiatives, including installing solar panel systems at 11 First Busey facilities, avoiding over 800 tons of carbon emissions over the past decade. • Through many philanthropic efforts, including many associate-driven initiatives, annual charitable donations total over $1.6 million. • In 2021 and 2022, associates generously gave over 25,000 hours of their time to hundreds of causes. • First Busey boasts a high level of associate engagement, scoring a 4.28 (out of 5) in 2022 based on 12 critical measures of engagement. • First Busey launched the Busey Bank Bridge in 2022, a community collective in Peoria, IL, offering fundamental access to economic opportunity for all individuals and small businesses. • Leadership at the Board and Executive level includes a team of diverse backgrounds. Women comprise one-third of the executive team. • Executives, Directors and Officers are expected to follow a stringent code of ethics. • Leadership prioritizes strong corporate governance, employing processes, policies, and customs that exceed industry metrics on risk management, data security and more. • First Busey boasts over 7% of First Busey common stock beneficially owned by directors and insiders. To view the full 2022 Busey Impact Report, visit busey.com/impact (1) Further information on all cited metrics can be found in the 2022 Busey Impact Report With a strong and unwavering commitment to our Pillars – associates, customers, shareholders and communities, First Busey is pleased to announce publication of our 2022 Busey Impact Report. This publication addresses such topics as ethics and governance, social responsibility and environmental sustainability, focusing on First Busey’s dedication to associates, customers and the vibrant communities we serve. Commitment to our Planet Commitment to our People Commitment to Strong Governance

3636Ticker: BUSE Non-GAAP Financial Information ___________________________________________ 1. Annualized measure. Pre-Provision Net Revenue, Adjusted Pre-Provision Net Revenue, Pre-Provision Net Revenue to Average Assets, and Adjusted Pre-Provision Net Revenue to Average Assets (dollars in thousands) Three Months Ended March 31, 2023 December 31, 2022 March 31, 2022 PRE-PROVISION NET REVENUE Net interest income $ 85,857 $ 91,149 $ 70,056 Total noninterest income 31,848 29,079 35,772 Net security (gains) losses 616 (191) 614 Total noninterest expense (70,403) (73,677) (70,376) Pre-provision net revenue 47,918 46,360 36,066 Non-GAAP adjustments: Acquisition and other restructuring expenses — 2,442 835 Provision for unfunded commitments (635) (464) 1,112 Amortization of New Markets Tax Credits 2,221 1,665 1,341 Adjusted pre-provision net revenue $ 49,504 $ 50,003 $ 39,354 Pre-provision net revenue, annualized [a] $ 194,334 $ 183,928 $ 146,268 Adjusted pre-provision net revenue, annualized [b] 200,766 198,381 159,602 Average total assets [c] 12,263,718 12,330,132 12,660,939 Reported: Pre-provision net revenue to average assets1 [a÷c] 1.58% 1.49% 1.16 % Adjusted: Pre-provision net revenue to average assets1 [b÷c] 1.64% 1.61% 1.26%

Non-GAAP Financial Information

Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted Return on Average Assets, Average Tangible Common Equity, Return on Average Tangible Common Equity, and Adjusted Return on Average Tangible Common Equity

(dollars in thousands, except per share amounts)

		Three Months Ended		
		March 31, 2023	December 31, 2022	March 31, 2022
NET INCOME ADJUSTED FOR NON-OPERATING ITEMS				
Net income	[a]	$ 36,786	$ 34,387	$ 28,439
Non-GAAP adjustments:				
Acquisition expenses:				
Salaries, wages, and employee benefits		—	—	587
Data processing		—	—	214
Loss on leases or fixed asset impairment		—	—	—
Professional fees, occupancy, and other		—	16	34
Other restructuring expenses:				
Salaries, wages, and employee benefits		—	2,409	—
Data processing		—	—	—
Loss on leases or fixed asset impairment		—	10	—
Professional fees, occupancy, and other		—	7	—
MSR valuation impairment		—	—	—
Related tax benefit		—	(539)	(170)
TJCA related adjustment		—	—	—
Adjusted net income	[b]	$ 36,786	$ 36,290	$ 29,104
DILUTED EARNINGS PER SHARE				
Diluted average common shares outstanding	[c]	56,179,606	56,177,790	56,194,946
Reported: Diluted earnings per share	[a÷c]	$ 0.65	$ 0.61	$ 0.51
Adjusted: Diluted earnings per share	[b÷c]	$ 0.65	$ 0.65	$ 0.52
RETURN ON AVERAGE ASSETS				
Net income, annualized	[d]	$ 149,188	$ 136,427	$ 115,336
Adjusted net income, annualized	[e]	149,188	143,977	118,033
Average total assets	[f]	12,263,718	12,330,132	12,660,939
Reported: Return on average assets[1]	[d÷f]	1.22 %	1.11 %	0.91 %
Adjusted: Return on average assets[1]	[e÷f]	1.22 %	1.17 %	0.93 %
RETURN ON AVERAGE TANGIBLE COMMON EQUITY				
Average common equity		$ 1,170,819	$ 1,122,547	$ 1,281,535
Average goodwill and other intangible assets, net		(363,354)	(366,127)	(374,811)
Average tangible common equity	[g]	$ 807,465	$ 756,420	$ 906,724
Reported: Return on average tangible common equity[1]	[d÷g]	18.48 %	18.04 %	12.72 %
Adjusted: Return on average tangible common equity[1]	[e÷g]	18.48 %	19.03 %	13.02 %

1. Annualized measure.

Ticker: BUSE

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3838Ticker: BUSE Non-GAAP Financial Information ___________________________________________ 1. Annualized measure. Adjusted Net Interest Income and Adjusted Net Interest Margin (dollars in thousands) Three Months Ended March 31, 2023 December 31, 2022 March 31, 2022 Net interest income $ 85,857 $ 91,149 $ 70,056 Non-GAAP adjustments: Tax-equivalent adjustment 558 564 546 Tax-equivalent net interest income 86,415 91,713 70,602 Purchase accounting accretion related to business combinations (403) (546) (1,159) Adjusted net interest income $ 86,012 $ 91,167 $ 69,443 Tax-equivalent net interest income, annualized [a] $ 350,461 $ 363,861 $ 286,330 Adjusted net interest income, annualized [b] 348,826 361,695 281,630 Average interest-earning assets [c] 11,180,562 11,242,126 11,703,947 Reported: Net interest margin1 [a÷c] 3.13% 3.24% 2.45 % Adjusted: Net interest margin1 [b÷c] 3.12% 3.22% 2.41%

3939Ticker: BUSE Non-GAAP Financial Information Noninterest Expense Excluding Amortization of Intangible Assets, Adjusted Noninterest Expense, Adjusted Core Expense, Noninterest Expense Excluding Non-operating Adjustments, Efficiency Ratio, Adjusted Efficiency Ratio, and Adjusted Core Efficiency Ratio (dollars in thousands) Three Months Ended March 31, 2023 December 31, 2022 March 31, 2022 Net interest income $ 85,857 $ 91,149 $ 70,056 Non-GAAP adjustments: Tax-equivalent adjustment 558 564 546 Tax-equivalent net interest income 86,415 91,713 70,602 Total noninterest income 31,848 29,079 35,772 Non-GAAP adjustments: Net security (gains) losses 616 (191) 614 Noninterest income excluding net securities gains and losses 32,464 28,888 36,386 Tax-equivalent revenue [a] $ 118,879 $ 120,601 $ 106,988 Total noninterest expense $ 70,403 $ 73,677 $ 70,376 Non-GAAP adjustments: Amortization of intangible assets [b] (2,729) (2,795) (3,011) Non-interest expense excluding amortization of intangible assets [c] 67,674 70,882 67,365 Non-operating adjustments: Salaries, wages, and employee benefits — (2,409) (587) Data processing — — (214) Impairment, professional fees, occupancy, and other — (33) (34) Adjusted noninterest expense [f] 67,674 68,440 66,530 Provision for unfunded commitments 635 464 (1,112) Amortization of New Markets Tax Credits (2,221) (1,665) (1,341) Adjusted core expense [g] $ 66,088 $ 67,239 $ 64,077 Noninterest expense, excluding non-operating adjustments [f-b] $ 70,403 $ 71,235 $ 69,541 Reported: Efficiency ratio [c÷a] 56.93% 58.77% 62.97 % Adjusted: Efficiency ratio [f÷a] 56.93% 56.75% 62.18 % Adjusted: Core efficiency ratio [g÷a] 55.59% 55.75% 59.89%

4040Ticker: BUSE Non-GAAP Financial Information ___________________________________________ 1. Net of estimated deferred tax liability. 2. Tax-effected measure. Tangible Book Value and Tangible Book Value Per Common Share (dollars in thousands, except per share amounts) As of March 31, 2023 December 31, 2022 September 30, 2022 June 30, 2022 March 31, 2022 Total stockholders' equity $ 1,198,558 $ 1,145,977 $ 1,106,588 $ 1,161,957 $ 1,218,025 Goodwill and other intangible assets, net (361,567) (364,296) (367,091) (369,962) (372,913) Tangible book value [a] $ 836,991 $ 781,681 $ 739,497 $ 791,995 $ 845,112 Ending number of common shares outstanding [b] 55,294,455 55,279,124 55,232,434 55,335,703 55,278,785 Tangible book value per common share [a÷b] $ 15.14 $ 14.14 $ 13.39 $ 14.31 $ 15.29 Tangible Common Equity and Tangible Common Equity to Tangible Assets (dollars in thousands) As of March 31, 2023 December 31, 2022 September 30, 2022 June 30, 2022 March 31, 2022 Total assets $ 12,344,555 $ 12,336,677 $ 12,497,388 $ 12,356,433 $ 12,567,509 Non-GAAP adjustments: Goodwill and other intangible assets, net (361,567) (364,296) (367,091) (369,962) (372,913) Tax effect of other intangible assets1 8,335 8,847 9,369 9,905 10,456 Tangible assets [a] $ 11,991,323 $ 11,981,228 $ 12,139,666 $ 11,996,376 $ 12,205,052 Total stockholders' equity $ 1,198,558 $ 1,145,977 $ 1,106,588 $ 1,161,957 $ 1,218,025 Non-GAAP adjustments: Goodwill and other intangible assets, net (361,567) (364,296) (367,091) (369,962) (372,913) Tax effect of other intangible assets1 8,335 8,847 9,369 9,905 10,456 Tangible common equity [b] $ 845,326 $ 790,528 $ 748,866 $ 801,900 $ 855,568 Tangible common equity to tangible assets2 [b÷a] 7.05% 6.60% 6.17% 6.68% 7.01%

4141Ticker: BUSE Non-GAAP Financial Information Core Loans, Core Loans to Portfolio Loans, Core Deposits, Core Deposits to Total Deposits, and Core Loans to Core Deposits (dollars in thousands) As of March 31, 2023 December 31, 2022 September 30, 2022 June 30, 2022 March 31, 2022 Portfolio loans [a] $ 7,783,808 $ 7,725,702 $ 7,670,114 $ 7,497,778 $ 7,272,873 Non-GAAP adjustments: PPP loans amortized cost (750) (845) (1,426) (7,616) (31,769) Core loans [b] $ 7,783,058 $ 7,724,857 $ 7,668,688 $ 7,490,162 $ 7,241,104 Total deposits [c] $ 9,801,169 $ 10,071,280 $ 10,601,397 $ 10,397,228 $ 10,591,836 Non-GAAP adjustments: Brokered transaction accounts (6,005) (1,303) (2,006) (2,002) (2,002) Time deposits of $250,000 or more (200,898) (120,377) (103,534) (117,957) (139,245) Core deposits [d] $ 9,594,266 $ 9,949,600 $ 10,495,857 $ 10,277,269 $ 10,450,589 RATIOS Core loans to portfolio loans [b÷a] 99.99% 99.99% 99.98% 99.90% 99.56 % Core deposits to total deposits [d÷c] 97.89% 98.79% 99.00% 98.85% 98.67 % Core loans to core deposits [b÷d] 81.12% 77.64% 73.06% 72.88% 69.29%